EXHIBIT 21.1

SUBSIDIARIES OF

PROCESSA PHARMACEUTICALS, INC.

NAME	STATE OF FORMATION	PERCENTAGE OWNERSHIP
Processa Therapeutics, LLC.	Delaware	100%